UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2019 (May 7, 2019)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY
PLANO, TEXAS 75024
(Address of principal executive offices)

(972) 713-3700
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 7, 2019, Tyler Technologies, Inc. held its annual meeting of stockholders. The results of the matters voted on at the meeting were as follows:

With respect to the election of directors, shares were voted as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-votes
Donald R. Brattain	31,305,735	1,791,220	20,330	3,061,604
Glenn A. Carter	29,045,186	3,632,321	439,778	3,061,604
Brenda A. Cline	31,560,117	1,536,435	20,733	3,061,604
J. Luther King Jr.	30,720,767	2,376,234	20,284	3,061,604
John S. Marr Jr.	31,166,397	1,933,098	17,790	3,061,604
H. Lynn Moore Jr.	32,147,588	952,082	17,615	3,061,604
Daniel M. Pope	31,669,426	1,427,621	20,238	3,061,604
Dustin R. Womble	25,982,742	7,116,757	17,786	3,061,604

With respect to the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2019, shares were voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
35,348,860	805,083	24,946	—

With respect to the approval of an advisory resolution on our executive compensation, shares were voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
15,685,044	17,398,890	33,351	3,061,604

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

May 7, 2019	By:	/s/ Brian K. Miller Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)